Exhibit 10.1
THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), NOR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAW REQUIREMENTS HAVE BEEN MET OR (II) THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT AND THE REGISTRATION OR QUALIFICATION REQUIREMENTS OF APPLICABLE STATE SECURITIES LAWS ARE AVAILABLE.
HEALTHSPORT, INC.
PROMISSORY NOTE
DATED: March 8, 2011
FOR VALUE RECEIVED, HealthSport, Inc., a Delaware corporation (“Obligor”), promises to pay to the order of DONALD N. RASKIN and SHARON L. RASKIN, as Trustee of the RASKIN FAMILY TRUST, u/t/a dated January 18, 2008, if and as amended, DONALD N. RASKIN and SHARON L. RASKIN, as Settlors, and all successor trustees, individuals residing in the State of Arizona, or its registered assigns (“Holder”), the principal sum of Six Hundred Thousand United States Dollars (US$600,000.00).
This Promissory Note (the “Note”) is being issued in connection with that certain Promissory Note Purchase Agreement of even date herewith (the “Purchase Agreement”) by and between Obligor and Holder, pursuant to which Holder is purchasing the Note from Obligor. Capitalized terms not otherwise defined in the Note shall have the respective meanings ascribed to them in the Purchase Agreement.
Section 1. Maturity. The Note shall be due and payable in full on the date that is six (6) months after the Closing Date (as defined in and determined by the Purchase Agreement) (the “Maturity Date”).
Section 2. Interest. Except in the case of a default, this Note shall bear interest at the annual rate of twelve percent (12%) per annum calculated on the basis of a 360 day year. All accrued interest shall be due and payable on the Maturity Date.
Section 3. Payment. Principal and interest payments shall be paid in lawful money of the United States at the principal officer of Holder or at such other place as Holder may designate in writing. Upon written notice of at least five (5) days, Obligor shall have the right to prepay all or any portion of this Note at any time or from time to time prior to the Maturity Date.
Section 4. Security. Subject to the limitations of Section 5 herein, Obligor’s repayment obligations under this Note shall be secured by all the assets of Obligor, including without limitation all of Obligor’s accounts, chattel paper, contract rights, commissions, notes, securities and other forms of receivables, general intangibles and pending patents, wherever located and whether now or hereafter existing and whether now owned or hereafter acquired and, to the extent not otherwise included, all payments under insurance or under any indemnity, warranty, guarantee or government award which is payable by reason of any damage to, or any loss, taking or condemnation of, the inventory or assets of Obligor (collectively, the “Collateral”). Simultaneously with the execution and delivery of this Note, Obligor shall execute and deliver to Holder a security agreement in form acceptable to Holder, granting a security interest in the collateral and any proceeds in favor of Holder
Section 5. Rank. The Note and all security rights granted in the Collateral pursuant to the Purchase Agreement, the Note and Section 4 herein shall be junior to and second in rank to the rights granted by (i) the Secured Promissory Note Purchase Agreement, dated October 1, 2008 and attached hereto as Exhibit A, (ii) the Security Agreement, dated October 1, 2008 and attached hereto as Exhibit B, and (iii) all Senior Secured Convertible Promissory Notes, as amended, in the total principal amount of $1,075,000 issued by Obligor pursuant to such Secured Promissory Note Purchase Agreement, one example of which is attached hereto as Exhibit C, (collectively, all such documents referenced in (i), (ii) and (iii) above hereinafter referred to as the “Senior Notes”). Except for the Senior Notes, the Note shall be senior to all other indebtedness of Obligor.
Section 6. Default. Notwithstanding any other provision of this Note, Holder shall have the right to demand, upon written notice to the Obligor, that the entire principal and unpaid accrued interest hereon immediately due and payable if:
a)	Obligor fails to make payment within three (3) days of the Maturity Date and such failure continues for a period of ten (10) days following written notice of such failure;

b)	Obligor breaches any material terms of the Note or the Purchase Agreement and such breach continues for a period of fifteen (15) days following written notice of such breach; or

c)	Obligor defaults under the terms of any of the documents relating to any of the Senior Notes; or

d)
Obligor institutes proceedings to be adjudicated as bankrupt or insolvent, or consents to the institution of bankruptcy or insolvency proceedings against it or the filing by it of a petition or answer or consent seeking reorganization or release under the federal Bankruptcy Act, or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official of Obligor, as applicable, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors.

If an Event of Default occurs pursuant to Section 6, the outstanding balance of the Note shall automatically accrue interest at the Default Rate of Eighteen percent (18%) without notice, presentment or demand.
Section 7. Conversion.
a)
Manner of Conversion and Conversion Ratio. The outstanding principal amount of this Note, together with accrued but unpaid interest, may be converted into shares of Obligor’s common stock, $0.0001 par value per share (the “Common Stock”), at any time and from time to time, in whole or in part, at the option of Holder. If this Note is called for pre-payment, Holder may convert any such outstanding principal amount of the Note together with accrued but unpaid interest at any time before the close of business on the third business day prior to the pre-payment date. The conversion ratio (the “Conversion Price”) shall be equal to $0.09 per share of the Common Stock. To determine the number of shares of

Common Stock issuable upon conversion of this Note, add the outstanding principal amount of the Note to be converted to the accrued but unpaid interest to be converted and then divide that amount by the Conversion Price. To convert this Note, the Holder must (i) complete and sign the conversion notice in the form of Exhibit D hereto, (ii) surrender this Note to the Company, (iii) furnish appropriate endorsements and transfer documents if required by the Company, and (iv) pay any transfer tax/fee or similar tax if required. Holder may convert a portion of this Note if the portion is $1,000 or an integral multiple of $1,000.

b)
Fractional Shares. No fractional shares shall be issued upon conversion of this Note. In place of fractional shares, Obligor shall pay to Holder an amount in cash equal to the product of such fraction multiplied by the Conversion Price.

c)
Adjustments for Stock Splits. In the event Obligor subdivides its outstanding shares of Common Stock into a greater number of shares after the Closing Date (a “Split”), then the Conversion Price in effect immediately prior to such action shall be decreased in proportion to such Split. In the event Obligor combines its outstanding shares of Common Stock into a smaller number of shares after the Closing Date (a “Reverse Split”), then the Conversion Price in effect immediately prior to such action shall be increased in proportion to such Reverse Split. Such adjustments shall become effective at the close of business on the date such Split or Reverse Split occurs. If after an adjustment, Holder may upon conversion receive shares of two or more classes of capital stock of Obligor, then Obligor shall determine the allocation of the adjusted Conversion Price between the classes of capital stock. After such allocation, the conversion privilege and the Conversion Price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to the Common Stock in this subsection.

d)
Adjustments of Dividends and Distributions. In the event that Obligor pays a stock dividend or makes a distribution on its outstanding shares of Common Stock in shares of Common Stock after the Closing Date, then the Conversion Price in effect immediately prior to such event shall be decreased as of the date of such issuance by multiplying, as applicable, the Conversion Price then in effect by a fraction: (i) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance, and (ii) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance plus the number of shares of Common Stock issuable in payment of such dividend or distribution. If after an adjustment, Holder may upon conversion receive shares of two or more classes of capital stock of Obligor, then Obligor shall determine the allocation of the adjusted Conversion Price between the classes of capital stock. After such allocation, the conversion privilege and the Conversion Price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to the Common Stock in this subsection.

Section 8. Stock Warrants. Obligor acknowledges that Holder continues to hold 300,000 warrants to purchase the common stock of Obligor at an exercise price equal to $0.09 per share within five (5) years from the date of the Note (the “Warrants”) pursuant to the terms of that Promissory Note dated January 6, 2011.
Section 9. Setoff and Recoupment Rights. Obligor hereby agrees that all payments to Holder will be made without condition or deduction for any counterclaim, defense, recoupment or setoff.

Section 10. Waiver of Demand, Presentment, Etc. Obligor hereby waives presentment, notice of dishonor, protest and notice of protest, and any or all other notices or demands (other than demand for payment) in connection with this Note. Any failure of Holder to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time and from time to time thereafter. Holder may accept late payments, or partial payments, even though marked “payment in full” or containing words of similar import or other conditions, without waiving any of its rights. No amendment, modification or waiver of any provision of this Note nor consent to any departure by Obligor therefrom shall be effective, irrespective of any course of dealing, unless the same shall be in writing and signed by Holder, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. This Note cannot be changed or terminated orally or by estoppel or waiver or by any alleged oral modification regardless of any claimed partial performance referable thereto
Section 11. Assignment. This Note shall be binding upon and inure to the benefit of Obligor and Holder and their respective successors and assigns
Section 12. Governing Law; Jurisdiction. THIS NOTE AND THE OBLIGATIONS OF THE PARTIES HEREUNDER WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ARIZONA, WITHOUT REGARD TO ANY CONFLICTS OF LAWS PROVISIONS THEREOF THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION. Each party hereto knowingly and voluntarily waives any and all rights it may have to a trial by jury with respect to any litigation based on, or arising out of, under, or in connection with, this Note. Each party is hereby authorized to submit, as conclusive evidence of such waiver of jury trial, this Note to a court that has jurisdiction over the subject matter of such litigation and the parties to this Note. The venue for any action brought to enforce this Note shall lie exclusively in Maricopa County, Arizona.
Section 13. Attorneys’ Fees and Costs. A prevailing party in any action relating to the enforcement of this Note shall be entitled to recover its reasonable attorneys’ fees and other costs incurred in connection with such action.
IN WITNESS WHEREOF, Obligor has caused this Note to be executed effective as of the date and year first above written.

HEALTHSPORT, INC.
By:
Kevin Taheri
Chief Executive Officer

The terms and conditions of this Note are accepted as of the date first set above.

DONALD N. RASKIN and SHARON L. RASKIN, as Trustee of the RASKIN FAMILY TRUST, u/t/a dated January 18, 2008, if and as amended, DONALD N. RASKIN and SHARON L. RASKIN, as Settlors, and all successor trustees, individuals residing in the State of Arizona, or his registered assigns

By:
Donald N. Raskin
Trustee

[Signature Page to Promissory Note]

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